Exhibit 23.2

   Exhibit 23.2  CONSENT OF INDEPENDENT REGISTERED PETROLEUM ENGINEER  I hereby consent to the inclusion of the December 15, 2016 Reserve Analysis Report in the Annual filing in the formand context in which it appears and has not withdrawn this consent before lodgment of the relevant registration statement with the U. S. Securities and Exchange Commission (SEC). I also consent to the reference to our firm under the heading "Experts" appearing therein.  December 22, 2016